ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of December 31, 2018 by and among Surge Cryptocurrency Mining, Inc., a Nevada corporation (“Seller”) and DataWolf Technology Centers, LLC, a Wyoming limited liability company (“Buyer”), in recognition of the following facts:

RECITALS

A. Seller owns certain assets that it uses in the conduct of its business;

B. Buyer desires to purchase from Seller and Seller wishes to sell to Buyer, such assets, upon the terms and subject to the conditions of this Agreement.

AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

PURCHASE OF ASSETS

1.1 Sale of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of Seller’s right, title and interest in and to the following assets for the purchase price of $ 891,192.48 (collectively, the “Purchased Assets”):

(a) LTC Cryptocurrency Coins located at Seller’s property (the “Coins”); and

(b) All Mining Hardware Systems (the “Hardware”).

1.2 Assumption of Liabilities. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), Buyer shall undertake or assume the following obligations and liabilities from Seller (the “Assumed Liabilities”):

Accounts Payable	$40,234.52
Due to True Wireless, LLC	164,896.00
Due to Surge Holdings, Inc.	160,541.96
N/Payable- SMDMM, LLC	487,600.00
Accrued Interest-SMDMM, LLC	37,920.00
TOTAL VALUE OF LIABILITIES ASSUMED	$891,192.48

1.3 RESERVED.

1.4 Payment of Purchase Price. As the purchase price for the Purchased Assets Buyer hereby agrees to pay, on behalf of the Seller, the Assumed Liabilities.

1.5 Allocation of Purchase Price. The Purchase Price for all of the Purchased Assets shall be specifically allocated as set forth on Exhibit “A”. Each of the parties agrees to report this transaction for federal tax purposes in accordance with the allocation of the Purchase Price as described in this Section 1.5 and to provide to each other at the time of Closing, their respective names, addresses and employer I.D. numbers for purposes of completing Part 1 of I.R.S. form 8594 as required of both parties by Internal Revenue Code Section 1060. In addition, Seller and Buyer shall provide to the other upon request a copy of Form 8594 as filed by it with the Internal Revenue Service.

ARTICLE II.

CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on December 31, 2018. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.2 Risk of Loss. Buyer shall assume all risk of loss, destruction or damage to the Purchased Assets due to fire or other casualty from and after the Closing Date.

2.3 Conveyances at Closing.

(a) Subject to the terms and conditions contained herein, to effect the sale and transfer of the Purchased Assets at the Closing, Seller will, at or before the Closing, execute and deliver or cause to be executed and delivered to Buyer:

(i) a Bill of Sale of Seller in the form attached hereto as Exhibit “B”;

(ii) an Assignment and Assumption of Liabilities in the form attached hereto as Exhibit “C” (the “Assignment and Assumption of Liabilities”); and

(iii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

(b) Subject to the terms and conditions contained herein, to effect the assumption by Buyer of Seller’s obligations and liabilities, Buyer will, at or before the Closing, execute and deliver or cause to be executed and delivered to Seller:

(i) an Assignment and Assumption of Liabilities; and

(ii) such other instruments as shall be reasonably requested by Seller to evidence Buyer’s assumption of the Assumed Liabilities in accordance with the provisions hereof.

(c) To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to Buyer and Seller.

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2.4 RESERVED.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

3.1 Representations. Seller represents and warrant to Buyer as follows:

(a) Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Nevada, has all necessary power and authority, and has taken all action necessary to execute and deliver this Agreement, consummate the transactions contemplated hereby and to perform Seller’s obligations hereunder, and no other material proceedings on Seller’s part are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(b) Upon the execution and delivery of this Agreement by Seller, this Agreement will be legal, valid and binding upon Seller and enforceable against Seller in accordance with its terms and the sale of any of the Purchased Assets hereunder will not violate, breach or result in any material default under any material indenture, mortgage, lease, agreement, license, permit, article, by-law, statute, regulation, order, judgment, decree, ordinance or law to which Seller is a party or by which Seller or any of its assets are bound, except as would not have a material adverse effect on Seller’s business or prevent or materially delay Seller’s ability to consummate the transactions contemplated by this Agreement.

(c) On the Closing Date, Seller shall have, and shall transfer to Buyer, good, valid and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, charges, security agreements, encumbrances, claims and demands of any kind other than such liens, charges and encumbrances as are within the Assumed Liabilities.

(d) Seller is not a party to any action, suit or other legal proceedings, actual or, to Seller’s knowledge, threatened, relating to the Purchased Assets, and, to the best of Seller’s knowledge, there is no circumstance, matter or thing which could reasonably be expected to give rise to any such action, suit or other legal proceedings or to any governmental investigation relating to the Purchased Assets and there is not outstanding against Seller any judgment, decree, injunction, rule or order of any court, government department, commission, agency, tribunal board or arbitrator relating to the Purchased Assets.

(e) No authorization, consent or approval of or declaration, registration, qualification or filing with any governmental authority or third party not already obtained or made is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

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(f) Seller shall conduct its business substantially in the ordinary and usual course consistent with past practices.

(g) Seller has no legal obligation, absolute or contingent, to any other person, or any nonbinding agreement in principal, letter of intent or similar understanding with any person, to sell or affect a sale of the Purchased Assets, or to enter into any agreement or cause the entering into of any agreement with respect to any of the foregoing.

(h) No agent, broker, finder or other person, entity or firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the transaction contemplated by this Agreement, is or will be entitled to any brokerage or finder’s or similar fee or other commission from Buyer or its affiliates as a result of this Agreement or such transactions.

3.2 Disclaimer of other Representations and Warranties. Except as expressly set forth in this Article III, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Purchased Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Article III, Buyer is purchasing the Purchased Assets on an “as-is, where-is” basis. Without limiting the generality of the foregoing, Seller makes no representation or warranty regarding any assets other than the Purchased Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

4.1 Representations. Buyer hereby represents and warrants to Seller as follows:

(a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wyoming, has all necessary corporate power and authority, and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform Buyer’s obligations hereunder, and no other proceedings on Buyer’s part are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

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(b) Upon the execution and delivery of this Agreement by Buyer, this Agreement will be legal, valid and binding upon Buyer and enforceable against Buyer in accordance with its terms and the consummation of the transactions contemplated herein will not violate, breach or result in any material default under any material indenture, mortgage, lease, agreement, license, permit, article, by-law, statute, regulation, order, judgment, decree, ordinance or law to which Buyer is a party or by which Buyer or any of its assets are bound, except as would not have a material adverse effect on Buyer’s business or prevent or materially delay Buyer’s ability to consummate the transactions contemplated by this Agreement.

(c) No authorization, consent or approval of or declaration, registration, qualification or filing with any governmental authority or third party not already obtained or made is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

(d) No agent, broker, finder or other person, entity or firm engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage, finder’s or similar fee or other commission from Seller or its affiliates as a result of this Agreement or such transactions.

(e) Buyer is authorized to operate cryptocurrency mining business under the applicable rules and regulations of the jurisdictions in which the Purchased Assets will be used in Buyer’s business, has all requisite authority to assume and perform all of Seller’s obligations and liabilities.

ARTICLE V.

CLOSING CONDITIONS

5.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions to be completed on the Closing Date under this Agreement shall be subject to the satisfaction of each of the following conditions at or before the Closing Date, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) The representations and warranties of Seller contained herein shall be true and correct, in all material respects, as of the Closing Date and Seller shall have performed and complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date.

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(b) All statutory requirements for the valid consummation by Buyer of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been so obtained.

(c) Seller shall have executed and delivered all other documents necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement, including the documents that are to be delivered at the Closing.

5.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions to be completed on the Closing Date under this Agreement shall be subject to the satisfaction of each of the following conditions as of the Closing Date:

(a) The representations and warranties of Buyer contained herein shall be true and correct, in all material respects, as of the Closing Date and Buyer shall have performed and complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date.

(b) All statutory requirements for the valid consummation by Seller of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Seller of the transactions contemplated in this Agreement shall have been so obtained.

(c) Buyer shall have executed and delivered all other documents necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement, including the documents that are to be delivered at the Closing.

ARTICLE VI.

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and Seller. This Agreement may be terminated by a party upon two (2) days prior written notice in the event of a material breach of this Agreement by the other party.

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ARTICLE VII.

ADDITIONAL AGREEMENTS

7.1 Removal of Purchased Assets.

(a) Buyer agrees to remove the Purchased Assets from the Property at its sole cost, expense and liability.

(b) In the event Buyer fails to satisfy its obligations set forth in the foregoing subsection, Seller shall have the right to perform, or engage third parties to perform, Buyer’s obligations thereunder. In such event, Buyer shall pay or promptly reimburse to Seller all costs incurred by Seller, including internal costs, costs of counsel and costs of third party contractors engaged by Seller, to cause the satisfaction of Buyer’s obligations.

7.2 Further Assurances and Cooperation. From time to time, at the request of either party to this Agreement, and without further consideration, the other party shall execute and deliver such documents, obtain such third party consents and take any such other action as may be reasonably necessary in order to consummate more effectively the transactions contemplated by this Agreement. In addition to the foregoing, Buyer agrees to promptly take any action necessary to register the transfer of title in and to the Purchased Assets with any applicable governmental authorities having jurisdiction thereof.

7.3 Nondisclosure. Neither Seller or Buyer shall disclose the terms of this Agreement, including the Purchase Price, to any third party without the consent of the other party hereto, except as required by law.

7.4 Survival of Representations, Warranties and Covenants. All representations and warranties of the parties contained in this Agreement or in any certificate, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant hereto shall survive the Closing until six (6) months following the Closing Date (unless the damaged party knew or had reason to know of any such misrepresentation or breach of warranty at the time of the Closing, in which case, notwithstanding anything to the contrary set forth in this Agreement, the damaged party shall have no claim for such misrepresentation or breach of warranty). The covenants of each of Buyer and Seller contained herein shall survive the Closing for the full statute of limitations.

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ARTICLE VIII.

INDEMNIFICATION

8.1 Indemnification Provisions for Benefit of Buyer.

(a) In the event Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 7.6 above, provided that Buyer makes a written claim for indemnification against Seller within such survival period, then Seller agrees to indemnify Buyer from and against the entirety of any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses (collectively, “Damages”), Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Damages Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that Seller shall not have any obligation to indemnify Buyer from and against any Damages:

(i) caused by the breach of any representation or warranty of Seller.

(b) Seller agrees to indemnify Buyer from and against the entirety of any Damages Buyer shall suffer caused proximately by any liability of Seller which is not an Assumed Liability (including any liability of Seller that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

8.2 Indemnification Provisions for Benefit of Seller.

(a) In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, then Buyer agrees to indemnify Seller from and against the entirety of any Damages Seller shall suffer through and after the date of the claim for indemnification caused proximately by the breach.

(b) Buyer agrees to indemnify Seller from and against the entirety of any Damages Seller shall suffer caused by any liability of Seller that is an Assumed Liability.

8.3 Other Indemnification Provisions. The indemnification provisions in this Article VIII are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of a covenant; provided, however, that except as otherwise expressly provided herein, Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this Article VIII shall be the exclusive remedy for any breach of the representations and warranties set forth in this Agreement.

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ARTICLE IX.

MISCELLANEOUS

9.1 Notices. Any notices or other communications hereunder shall be deemed given, made and received when personally delivered or 48 hours after the same has been deposited into the United States mail, postage prepaid, registered or certified mail, addressed as follows:

If to Seller:	Surge Holdings, Inc.
3124 Brother Blvd, S. 104
Bartlett, TN 38133

If to Buyer:	DataWolf Technology Centers, LLC
1620 Central Avenue suite 202
Cheyenne, WY 82001

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

9.2 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

9.3 Entire Agreement. This Agreement, including the exhibits hereto that are to be executed at or before the Closing as specified herein, constitutes the entire agreement among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

9.4 Amendments and Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.5 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

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9.7 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more Affiliates (as defined below) of Buyer and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of Buyer’s obligations hereunder and such assignee(s) shall agree in writing to assume and perform Buyer’s obligations hereunder). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The term “Affiliate” of Buyer as used herein shall mean (i) any corporation, partnership, limited liability company or any other entity or organization, who directly or indirectly controls, is controlled by or is under common control with Buyer.

9.8 Counterparts; Execution and Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, and shall be deemed effectively executed upon the receipt by Buyer and Seller of the last page of this Agreement duly executed by the parties hereto.

9.9 Expenses. Except as otherwise expressly provided herein, the parties shall pay their own fees and expenses, including their own attorneys’ and other professional advisor fees, incurred in connection with this Agreement or any transaction contemplated hereby.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. All dollar amounts stated herein are in lawful money of the United States of America. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

9.12 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.13 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.14 Time of the Essence. Time shall be of the essence in this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Surge Cryptocurrency Mining, Inc.

By:	/s/ Aliza Abidi
Name:	Aliza Abidi
Title:	General Counsel and authorized representative

DataWolf Technology Centers, LLC

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Owner

Signature Page to Asset Purchase Agreement

EXHIBIT A

Identification of Purchased Assets and Allocation of Purchase Price

LTC Cryptocurrency Coins	$93,996.75
Mining Hardware Systems	797,195.73
TOTAL VALUE OF ACQUIRED ASSETS	$891,192.48

DWT will assume the following liabilities in consideration to Surge:

Accounts Payable	$40,234.52
Due to True Wireless, LLC	164,896.00
Due to Surge Holdings, Inc.	160,541.96
N/Payable- SMDMM, LLC	487,600.00
Accrued Interest-SMDMM, LLC	37,920.00
TOTAL VALUE OF LIABILITIES ASSUMED	$891,192.48

EXHIBIT B

Form of Bill of Sale

PUBLIC Surge Cryptocurrency Mining, Inc. (“Seller”), does hereby sell grant, bargain, transfer, sell, assign, convey and deliver to DataWolf Technology Centers, LLC (“Buyer”), all right, title and interest in and to the Purchased Assets as such term is defined in that certain Asset Purchase Agreement of even date herewith by and between Seller and Buyer (the “Agreement”). Buyer hereby acknowledges that Seller is making no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Agreement. Seller for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request and at the expense of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

This Bill of Sale is being executed and delivered by Seller as of this _31_ day of ____ Dec 2018.

Surge Cryptocurrency Mining, Inc.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Owner

EXHIBIT C

Form of Assignment and Assumption of Liabilities

THIS ASSIGNMENT AND ASSUMPTION OF LIABILITIES (the “Assignment”) is made as of the ___ day of ____, 2031 Dec. 18 between Surge Cryptocurrency Mining, Inc. (“Assignor”), and DataWolf Technology Centers, LLC (“Assignee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in that certain Asset Purchase Agreement of even date herewith by and between Assignor, as Seller, and Assignee, as Buyer (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Assignor is concurrently herewith transferring and conveying to assignee all right, title and interest of Assignor in and to the Purchased Assets. As part of such transaction, and subject to the terms of the Purchase Agreement and the express obligations and responsibilities of the parties thereunder, Assignee does hereby assume and agree to perform all of Assignor’s liabilities and obligations under the Assumed Liabilities.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

Surge Cryptocurrency Mining, Inc.

By:	/s/ Aliza Abidi
Name:	Aliza Abidi
Title:	General Counsel and authorized representative

ASSIGNEE:

DataWolf Technology Centers, LLC

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Owner